UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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Hudson Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

_____________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HUDSON TECHNOLOGIES, INC.

275 North Middletown Road

Pearl River, New York 10965

October 12, 2006

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Wednesday, November 8, 2006 at 10:00 A.M., local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965. The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 17 Battery Place, New York, New York 10004, in writing, of the correct address.

Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

Cordially,

/s/ Kevin J. Zugibe___________

Kevin J. Zugibe, P.E.

Chairman of the Board and

Chief Executive Officer

HUDSON TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 8, 2006

To the Shareholders of HUDSON TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") will be held on Wednesday, November 8, 2006 at 10:00 A.M., local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965 for the following purposes:

1. To elect a class of two directors who shall serve until the Annual Meeting of Shareholders to be held in 2008 or until their successors have been elected and qualified;

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on October 3, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

Stephen P. Mandracchia

Secretary

October 12, 2006

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT

HUDSON TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 8, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hudson Technologies, Inc. (the "Company" or "The Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, November 8, 2006, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about October 16, 2006.

Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

The address and telephone number of the principal executive offices of the Company is:

275 North Middletown Road

Pearl River, New York 10965

Telephone No.: (845) 735-6000

OUTSTANDING STOCK AND VOTING RIGHTS

Only shareholders of record at the close of business on October 3, 2006 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 25,915,464 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

VOTING PROCEDURES

Directors will be elected by a plurality of the votes cast by the holders of Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. All other matters to be acted upon at the meeting will be decided by the majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. However, broker non-votes and abstentions will not be considered "votes cast" with respect to a matter and will have no effect on the outcome of the vote.

Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company's By-laws provide that the Board of Directors (the "Board") is divided into two classes. Each class is to have a term of two years (the term of each class expiring in alternating years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board of Directors but in any event, shall be no less than five (5) (subject to decrease by a resolution adopted by the shareholders).

At the Annual Meeting, a class of two directors will be elected for a two-year term expiring at the Annual Meeting of Shareholders to be held in 2008. Messrs. Dominic J. Monetta and Kevin J. Zugibe are the nominees for election to this class. Messrs. Harry C. Schell and Robert M. Zech, whose terms will expire at the 2006 Annual Meeting, have each determined not to stand for election at the Annual Meeting and will depart the board of directors at the conclusion of the Annual Meeting. Their positions will not be replaced, reducing the total number of directors to five. Vincent P. Abbatecola, Robert L. Burr and Otto C. Morch will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2007.

Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board of Directors. Each of the nominees has indicated to the Board that he will be available and are willing to serve.

The following is information with respect to the nominees for election as directors at the Annual Meeting:

Name	Age	Position(s) with Company
Dominic J. Monetta	65	Director
Kevin J. Zugibe	43	Chairman of the Board, Chief Executive Officer

Dominic J. Monetta, DPA, has been a Director of the Company since 1996. Dr. Monetta has been the President of Resource Alternatives, Inc., a corporate development firm concentrating on solving management and technological issues facing chief executive officers and their senior executives since August 1993. From 1991 to 1993, Dr. Monetta served as the Director of Defense Research and Engineering for Research and Advanced Technology, United States Department of Defense. From 1989 to 1991, Dr. Monetta served as the Director of the Office of New Production Reactors, United States Department of Energy.

Kevin J. Zugibe, P.E., a founder of the Company, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1991. From 1987 to 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc., a major public utility, where he was responsible for all HVAC applications. Mr. Zugibe is a licensed professional engineer, and from 1990 to 1994, he was also a member of Kevin J. Zugibe & Associates, a professional engineering firm. Mr. Zugibe is the brother-in-law of Stephen P. Mandracchia.

The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders, and who are not standing for re-election and will depart the board of directors upon completion of the Annual Meeting:

Harry C. Schell, age 72, has been a Director of the Company since 1998. Mr. Schell has been a private investor since 1994. Mr. Schell served as Chairman, President and Chief Executive Officer of BICC Cables Corporation, a company engaged in the manufacture of wires and cable products, from 1990 to 1994, and was President and Chief Executive Officer of BICC's predecessor company, Cablec Corporation, from 1984 to 1990. Mr. Schell was President and Chief Executive Officer of Phelps Dodge Cable and Wire Company, a company engaged in the production of wire and cable products, from 1974 to 1984. Mr. Schell served on the board of directors of the BICC Group and BICC Cables Corporation, Phillips Cables Limited, National Electrical Manufacturers Association and the United Way of Rockland County (New York).

Robert M. Zech, age 41, has been a Director of the Company since 1999. Mr. Zech has been a Partner of Windcrest Discovery Investments LLC, an investment management firm, from its inception in February 2002, and since July 2003 he has also been a consultant with J.P. Morgan Partners with respect to Fleming US Discovery Partners, L.P. From 1996 to October 2001, Mr. Zech was employed by J.P. Morgan Chase & Co., where he was a Partner of Fleming US Discovery Partners, L.P., the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. Mr. Zech serves on the Board of Directors of Displaytech, Inc.

The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2007:

Name	Age	Position(s) with the Company
Vincent P. Abbatecola	60	Director
Robert L. Burr	55	Director
Otto C. Morch	72	Director

Vincent P. Abbatecola has been a Director of the Company since 1994. Mr. Abbatecola is Vice President of Abbey Ice & Spring Water Company, Spring Valley, New York, where he has been employed since 1971. Mr. Abbatecola is a Trustee of Nyack Hospital, and a board member of the Rockland Business Association and the Rockland Board of Governors. Mr. Abbatecola also serves on the Union State Bank and St. Thomas Aquinas President's Councils.

Robert L. Burr has been a Director of the Company since 1999. Since October 2001 Mr. Burr has been a consultant with J.P. Morgan Partners and CCMP Capital Advisors, LLC under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. Fleming US Discovery Partners, L.P. is the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. Mr. Burr was employed by J. P. Morgan Chase & Co. from 1995 to October 2001. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Previously, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P. Mr. Burr serves on the Board of Directors of Displaytech, Inc. and Impax Laboratories, Inc.

Otto C. Morch has been a Director of the Company since 1996. Mr. Morch was a Senior Vice President of Commercial Banking at Provident Savings Bank, F.A. for more than five years until his retirement in 1997.

Board Meetings

A total of eight meetings of the Board of Directors were held during the 2005 fiscal year. During the 2005 fiscal year, no director attended fewer than 75 percent of the aggregate of (1) the Board meetings that were held, and (2) the meetings held by the committees of the Board on which he served.

Committees of the Board of Directors

The Board of Directors has established a Compensation/Stock Option Committee, which is responsible for recommending to the independent directors the compensation of the Company's executive officers and for the administration of the Company's employee benefit plans. The members of such Committee are Messrs. Abbatecola, Burr, Morch and Zech. The Compensation/Stock Option Committee held two meetings during Fiscal 2005.

The Board also has an Audit Committee which supervises the audit and financial procedures of the Company and is responsible for the selection of the Company's independent registered public accountants. The members of the Audit Committee are Messrs. Abbatecola, Morch and Monetta. The Board of Directors has determined that each member of the Audit Committee and Mr. Schell is an "independent director" within the meaning of NASD Marketplace Rule 4200. The Audit Committee does not have a member that qualifies as a "financial expert" under the federal securities laws. Each of the members of the Audit Committee has been active in the business community and have broad and diverse backgrounds, and financial experience. Two of the current members have served on the Company's Audit Committee and have overseen the financial review by the Company's independent auditors for eight (8) years. The Company believes that the current members of the Audit Committee are able to fully and faithfully perform the functions of the Audit Committee and that the Company does not need to install a "financial expert" on the Audit Committee. The Audit Committee held five meetings during Fiscal 2005. The Audit Committee has adopted a written charter, a copy of which is on file with the Securities and Exchange Commission (the "SEC") as Appendix A to the Company's definitive proxy statement on Schedule 14A relating to the Company's 2004 Annual Meeting of Shareholders, which was filed with the SEC on August 18, 2004.

The Board also has an Executive Committee which is authorized to exercise the powers of the Board of Directors in the general supervision and control of the business affairs of the Company during the intervals between meetings of the board. The members of the Executive Committee are Messrs. Burr, Schell and Zugibe.

The Board also has an Occupational, Safety and Environmental Protection Committee, which is responsible for satisfying the Board that the Company's Environmental, Health and Safety policies, plans and procedures are adequate. The members of the Occupational, Safety and Environmental Protection Committee are Messrs. Monetta and Zugibe.

The Board does not have a nominating committee or other Board committee performing similar functions, and in the past all directors have participated in the consideration of director nominations. Each of the Company's current independent directors has expressed his willingness and desire to continue serving on the Board and has made personal investments in Company stock. The Company believes that due to the Company's size and financial condition, the modest compensation paid to directors, and the current independent directors' continued willingness to continue to serve under such circumstances, it is unnecessary at this time to create a nominating committee. However, in accordance with NASD Marketplace rule 4350(c)(4), board nominations are made either by a nominating committee of the Board that is comprised solely of the Company's independent directors, or by vote of a majority of independent directors. The nominees named above were nominated by the latter method. The independent directors, while there is no nominating committee, will consider shareholder recommendations as described below.

Audit Committee Report

In December 2005, the Audit Committee met with management to review and discuss the audit and the procedures and timing of the audit. In March 2006, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also discussed with the Company's independent auditors, BDO Seidman, LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee ratified its prior recommendation to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

The Audit Committee-

Vincent Abbatecola, Otto Morch and Dominic Monetta.

Code of Conduct and Ethics

The Company has adopted a written code of conduct and ethics that applies to all directors, and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to Hudson Technologies, Inc., 275 North Middletown Road, Pearl River, New York 10965, Attention: Stephen P. Mandracchia.

Executive officers

In addition to Kevin J. Zugibe, Messrs. Brian Coleman, James R. Buscemi, Charles F. Harkins, Jr. and Stephen P. Mandracchia serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:

Brian F. Coleman, age 45, has been President and Chief Operating Officer of the Company since August, 2001 and served as Chief Financial Officer of the Company from 1997 until December 2002. From 1987 to 1997, Mr. Coleman was employed by, and from 1995, was a partner with BDO Seidman, LLP, the Company's independent auditors.

James R. Buscemi, age 54, has been Chief Financial Officer of the Company since December 2002 and served as Corporate Controller since joining the Company in 1998. Prior to joining the Company, Mr. Buscemi held various financial positions within Avnet, Inc, including Chief Financial Officer of Avnet's electric motors and component part subsidiary, Brownell Electro, Inc.

Charles F. Harkins, Jr., age 45, has been Vice President of Sales of the Company since December 2003. Mr. Harkins has served in a variety of capacities since joining the Company in 1992. Prior to joining the Company, Mr. Harkins served in the U.S. Army for 13 years attaining the rank of Staff Sergeant; he is a graduate of the U.S. Army Engineering School and the U.S. Army Chemical School.

Stephen P. Mandracchia, age 46, a founder of the Company, has been Vice President Legal and Regulatory of the Company since August 2003 and has been Secretary of the Company since 1995. Mr. Mandracchia has served in a variety of capacities with the Company since 1993. Mr. Mandracchia was a member of the law firm of Martin, Vandewalle, Donohue, Mandracchia & McGahan in Great Neck, New York until 1995 (having been associated with such firm since 1983). Mr. Mandracchia is the brother in-law of Mr. Zugibe.

COMMUNICATIONS WITH THE BOARD

The Board of Directors has established a process for shareholders to send communications to the Board of Directors. Shareholders may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of Hudson Technologies, Inc. c/o Corporate Secretary, 275 North Middletown Road, Pearl River, NY 10965. Shareholders should identify their communication as being from a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a stockholder of the Company before transmitting the communication to the Board of Directors.

BOARD ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS

The Company has a policy that strongly encourages directors to attend the Company's Annual Meeting of Shareholders. Last year's Annual Meeting of Shareholders was attended by six of the Company's directors.

CONSIDERATION OF DIRECTOR NOMINEES RECOMMENDED BY SHAREHOLDERS

Shareholders of the Company wishing to recommend director candidates to the Board must submit their recommendations in writing to the Board, c/o Corporate Secretary, Hudson Technologies, Inc., 275 North Middletown Road, Pearl River, NY 10965.

The Board will consider nominees recommended by the Company's shareholders provided that the recommendation contains sufficient information for the Board to assess the suitability of the candidate, including the candidate's qualifications. Candidates recommended by shareholders that comply with these procedures will be considered either by a nominating committee of the Board that is comprised solely of the Company's independent directors, or solely by the independent directors. The recommendations must also state the name of the shareholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASD Marketplace Rule 4200, or, alternatively, a statement that the recommended candidate would not be so barred. Each nomination is also required to set forth: (i) a representation that the shareholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; (ii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the shareholder; (iii) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors; (iv) and the consent of each nominee to serve as a director of the Company if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered.

The qualities and skills sought in prospective members of the Board are determined by the Board. The Board generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Board in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company's industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a Director of the Company.

DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

A shareholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders to be held in 2007, which the Company currently anticipates will be held in or about June 2007, is required to give written notice containing the required information specified above addressed to the Board, c/o Secretary of the Company, Hudson Technologies, Inc., 275 North Middletown Road, Pearl River, NY 10965 of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company's Secretary no later than January 15, 2007.

Section 16(a) Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that during and for the year ended December 31, 2005 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial shareholders were complied with.

EXECUTIVE COMPENSATION

The following table discloses, for the years indicated, the compensation for the Company's Chief Executive Officer and each executive officer that earned over $100,000 during the year ended December 31, 2005 (the "Named Executives").

Summary Compensation Table
					Long Term Compensation

			Annual Compensation (1)		Awards

					Shares Underlying
Name	Position(s)	Year	Salary	Bonus	Options #

Kevin J. Zugibe (2)	Chairman of the Board	2005	$166,412	$75,500(4)	273,750
	and Chief Executive	2004	$146,230	$62,750(3)	331,250
	Officer	2003	$145,136	--	123,000

Brian F. Coleman	President and Chief	2005	$150,645	$61,000(4)	182,500
	Operating Officer	2004	$138,799	$48,000(3)	118,750
		2003	$138,799	--	79,500

James R. Buscemi	Chief Financial Officer	2005	$113,091	$32,000(4)	91,250
		2004	$108,800	$18,450(3)	46,875
		2003	$108,593	--	15,000

Charles F. Harkins, Jr.	Vice President Sales	2005	$142,522	$70,000(4)	136,875
		2004	$136,800	$53,450(3)	57,813
		2003	$133,031	$10,000	85,000

Stephen P. Mandracchia	Vice President Legal and	2005	$129,879	$45,210(4)	101,250
	Regulatory and Secretary	2004	$123,800	$33,450(3)	61,875
		2003	$123,800	--	60,000

__________________________

  The value of personal benefits furnished to the Named Executives during 2003, 2004 and 2005 did not exceed 10% of their respective annual salary and bonus.

  A certain portion of Mr. Zugibe's compensation has been paid in stock option awards rather than cash. As a result, options to purchase 15,000 shares of common stock for the year ended December 31, 2003 were issued in lieu of cash compensation.

  The bonus was earned in 2004 and was paid during the first and second quarters of 2005.

  The bonus was earned in 2005 and was paid during the first quarter of 2006.

Summary of Stock Options Granted to the Named Executives

The Company granted options, which, except as otherwise set forth below, vest upon the date of grant, to the Named Executives during the fiscal year ended December 31, 2005, as shown in the following table:

Option Grants in the 2005 Fiscal Year
	Number of Securities Underlying Options		% of Total Options Granted to Employees in Fiscal	Exercise or	Expiration

Name
	Granted		Year	Base price($/sh)	Date
Kevin J. Zugibe	93,750	(1)	8.3%	$1.02	01/03/2015
	18,750	(2)	1.7%	$0.87	04/01/2015
	18,750	(3)	1.7%	$0.83	07/08/2015
	18,750	(4)	1.7%	$2.15	09/30/2015
	18,750		1.7%	$1.76	12/29/2015
	105,000		9.3%	$1.76	12/29/2015

Brian F. Coleman	62,500	(1)	5.6%	$1.02	01/03/2015
	12,500	(2)	1.1%	$0.87	04/01/2015
	12,500	(3)	1.1%	$0.83	07/08/2015
	12,500	(4)	1.1%	$2.15	09/30/2015
	12,500		1.1%	$1.76	12/29/2015
	70,000		6.2%	$1.76	12/29/2015

James R. Buscemi	31,250	(1)	2.8%	$1.02	01/03/2015
	6,250	(2)	0.6%	$0.87	04/01/2015
	6,250	(3)	0.6%	$0.83	07/08/2015
	6,250	(4)	0.6%	$2.15	09/30/2015
	6,250		0.6%	$1.76	12/29/2015
	35,000		3.1%	$1.76	12/29/2015

Charles F. Harkins, Jr.	46,875	(1)	4.2%	$1.02	01/03/2015
	9,375	(2)	0.8%	$0.87	04/01/2015
	9,375	(3)	0.8%	$0.83	07/08/2015
	9,375	(4)	0.8%	$2.15	09/30/2015
	9,375		0.8%	$1.76	12/29/2015
	52,500		4.7%	$1.76	12/29/2015

Stephen P. Mandracchia	31,250	(1)	2.8%	$1.02	01/03/2015
	6,250	(2)	0.6%	$0.87	04/01/2015
	6,250	(3)	0.6%	$0.83	07/08/2015
	6,250	(4)	0.6%	$2.15	09/30/2015
	6,250		0.6%	$1.76	12/29/2015
	45,000		4.0%	$1.76	12/29/2015

____________________
(1)	The underlying options vest quarterly commencing April 1, 2005.
(2)	The underlying options vest quarterly over two years in eight equal installments commencing July 1, 2005.
(3)	The underlying options vest quarterly over two years in eight equal installments commencing October 1, 2005.
(4)

The underlying options originally issued to vest quarterly commencing January 1, 2006. On December 13, 2005, the Board of Directors approved the acceleration of the vesting of these options, effective December 14, 2005 such that all options vested on December 14, 2005. (See the Company's Report on Form 8-K filed December 19, 2005.)

Aggregated Fiscal Year End Option Values

The following table sets forth information concerning the value of unexercised stock options held by the Named Executives at December 31, 2005. Except as set forth in the following table, no options were exercised by the Named Executives during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year End Option Values

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-money Options
	Acquired on		At December 31, 2005		At December 31, 2005(1)
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin J. Zugibe	--	--	649,834	182,666	$223,310	$92,327

Brian F. Coleman	54,200	$60,982	343,729	82,821	$95,999	$62,178

James R. Buscemi	41,780	$36,847	85,483	39,862	$25,276	$28,287

Charles F. Harkins, Jr.	100,400	$40,928	148,582	58,206	$34,199	$44,289

Stephen P. Mandracchia	40,000	$26,400	156,388	41,737	$53,638	$31,287

_______________________

(1) Year-end values of unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock of $1.73.

Employment Agreements

On October 11, 2006, the Company entered into an Amended and Restated Employment Agreement (the "Employment Agreement") with Kevin J. Zugibe, for a period of two years, which expires in October 2008 and is automatically renewable for successive two year terms unless either party gives notice of termination at least ninety (90) days prior to the expiration date of the then current term. Pursuant to the Employment Agreement, Mr. Zugibe is receiving an annual base salary of $179,900 with such increases and bonuses as the Board may determine. In addition, pursuant to the Employment Agreement, in the event of his involuntary separation from the Company without cause, or in the event of his voluntary separation for a good reason as enumerated in the Employment Agreement, Mr. Zugibe will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of 24 months, and a lump sum payment equivalent to the highest bonus paid to Mr. Zugibe in the 3 years prior to his termination, pro-rated to the date of his termination. The Employment Agreement also provides, in the event of Mr. Zugibe's disability, for the continuation of at least 75% of Mr. Zugibe's salary for up to one hundred twenty (120) days after the commencement of his disability. Pursuant to the Employment Agreement, Mr. Zugibe has also received payment in the amount of $5,000, and has received 9,300 stock options under the Company's 1997 Stock Option Plan as additional consideration for Mr. Zugibe's agreement to certain covenants and restrictions, which include an agreement that Mr. Zugibe will not compete with the Company in specified geographic areas for a period of 24 months after his termination for any reason. The Company is the beneficiary of a "key-man" insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.

On October 11, 2006, the Company entered into separate agreements with each of Brian F. Coleman, Charles F. Harkins and Stephen P. Mandracchia (hereinafter the "Agreement" or "Agreements"). Pursuant to the Agreements, each of Messrs. Coleman, Harkins and Mandracchia, in the event of their involuntary separation from the Company without cause, or in the event of their voluntary separation for a good reason as enumerated in his Agreement, will receive severance payments, in the form of the continuation of their annual base salary and benefits for a period of 18 months, and a lump sum payment equivalent to the highest bonus paid to him in the 3 years prior to his termination, pro-rated to the date of their termination. The Agreements also provide, in the event of their disability, for the continuation of at least 75% of their salary for up to one hundred twenty (120) days after the commencement of their disability. Pursuant to the Agreements, Messrs. Coleman, Harkins and Mandracchia have also received payment in the respective amounts of $4,500, $4,000 and $3,500, and have received, respectively, 8,100, 7,900 and 7,400 stock options under the Company's 1997 Stock Option Plan, as additional consideration for their agreement to certain covenants and restrictions, which include an agreement that they will not compete with the Company in specified geographic areas for a period of 18 months after their termination for any reason.

On October 10, 2006, the Company entered into an agreement with James R. Buscemi, pursuant to which, in the event of his involuntary separation from the Company without cause, or in the event of his voluntary separation for a good reason as enumerated in the Agreement, Mr. Buscemi will receive severance payments in the form of the continuation of his annual base salary and benefits for a period of 12 months, and a lump sum payment equivalent to highest bonus paid to Mr. Buscemi in the 3 years prior to his termination, pro-rated to the date of his termination. The agreement also provides, in the event of their disability, for the continuation of at least 75% of his salary for up to one hundred twenty (120) days after the commencement of his disability. Pursuant to the agreement, Mr. Buscemi has also received payment in the amount of $3,000 and has received 6,500 stock options under the Company's 1997 Stock Option Plan as additional consideration for his agreement to certain covenants and restrictions, which include an agreement that he will not compete with the Company in specified geographic areas for a period of 18 months after his termination for any reason.

Bonus Pool

On December 29, 2005, the Board of Directors resolved to establish a bonus pool at the end of fiscal year 2006 for the payment of cash bonuses to some or all of the executive officers, as well as to several other key employees of the Company. The amount of the bonus pool to be established has not been determined, but will be based upon the Company achieving earnings for the fiscal year 2006 in excess of a pre-determined level for fiscal 2006 (the "Benchmark"), up to a maximum bonus pool of $325,000. In the event the Company's 2006 earnings exceed the Benchmark, cash bonuses may be paid out of the bonus pool to some or all of the executive officers and/or key employees. The Board of Directors will determine which, if any, of the executive officers and key employees are to receive a cash bonus, as well as the amount of the cash bonus to be paid to each such executive officer and key employee, which determination will be made, in the discretion of the Board of Directors, based upon the overall 2006 financial results of the Company as well as on the personal performance of each executive officer and key employee during 2006.

Stock Option Plans

The Company has adopted an Employee Stock Option Plan (the "1994 Plan"), a 1997 Stock Option Plan (the "1997 Plan"), and a 2004 Stock Incentive Plan (the "2004 Plan") pursuant to which an aggregate of 4,545,890 shares of common stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to qualify as incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended, (ii) nonqualified options or (iii), in the case of the 2004 Plan, for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. The 1994 Plan expired December 31, 2004. Unless sooner terminated, the 1997 Plan will expire on June 11, 2007, and the 2004 Plan will expire on September 10, 2014.

ISOs may be granted under either of the 1997 Plan or 2004 Plan to employees and officers of The Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of The Company. Stock appreciation rights may also be issued in tandem with stock options.

Each of the 1997 Plan and the 2004 Plan is, and the 1994 Plan was, intended to qualify under Rule 16b-3 under the Exchange Act and is administered by the Compensation/Stock Option Committee of the Board of Directors. The Committee, within the limitations of each of the 1997 Plan and the 2004 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option.

ISOs granted under either the 1997 Plan or the 2004 Plan may not be granted at a price less than the fair market value of the common stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of The Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of The Company) may not exceed $100,000. Non-qualified options granted under the 1997 Plan may not be granted at a price less than the par value of The Company's common stock, and non-qualified options under the 2004 Plan may not be granted at a price less than the fair market value of the common stock on the date of grant. Options granted under the 1994 Plan, 1997 Plan and the 2004 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of The Company). Except as otherwise provided by the committee with respect to non-qualified options, all options granted under the 1994 Plan, the 1997 Plan and the 2004 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

As of December 31, 2005, the Company had options outstanding to purchase 318,266 shares of Common Stock under the 1994 Plan; 1,397,190 shares of Common Stock under the 1997 Plan; and 788,829 shares of Common Stock under the 2004 Plan.

Compensation of Directors

Non-employee directors receive an annual fee of $7,000 and reimbursement for out-of-pocket expenses incurred for attendance at meetings of the Board of Directors and Board committee meetings. Independent directors serving on the Company's Audit Committee receive an additional annual fee of $1,000.

In addition to the standard annual director's remuneration, Mr. Schell receives $2,500 annually for serving as a director and a consultant to the Company.

In 2005, the Company granted to Mr. Schell nonqualified options to purchase 20,000 shares of Common Stock at an exercise price of $0.94 per share. In addition, in 2005, the Company granted to each of Messrs. Monetta, Morch and Abbatecola, nonqualified options to purchase 10,000 shares of Common Stock at an exercise price of $0.94 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date based on information obtained from the persons named below, with respect to the beneficial ownership of The Company's common stock by (i) each person known by The Company to be the beneficial owner of more than 5% of The Company's outstanding common stock, (ii) the Named Executives, (iii) each director of The Company, and (iv) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Common Shares Owned
Kevin J. Zugibe	1,006,482	(3)	3.8%
Brian F. Coleman	433,138	(4)	1.6%
James R. Buscemi	129,888	(5)	*
Charles F. Harkins, Jr.	199,140	(6)	*
Stephen P. Mandracchia	443,511	(7)	1.7%
Vincent P. Abbatecola	41,000	(8)	*
Robert L. Burr	--	(10)	*
Dominic J. Monetta	25,100	(8)	*
Otto C. Morch	35,009	(9)	*
Harry C. Schell	70,000	(11)	*
Robert M. Zech	5,000	(12)	*
Fleming US Discovery Fund III, L.P. (13)	16,607,997	(14)	63.8%
Fleming US Discovery Offshore Fund III, L.P. (13)	2,662,244	(15)	10.3
All directors and executive officers as a group (11 persons)	2,388,268	(16)	8.6%

* = Less than 1%

__________

(1) Unless otherwise indicated, the address of each of the persons listed above is the address of the Company, 275 North Middletown Road, Pearl River, New York 10965.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from Record Date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes (i) 45,000 shares which may be purchased at $2.375 per share; (ii) 65,000 shares which may be purchased at $2.551 per share; (iii) 15,000 shares which may be purchased at $2.50 per share; (iv) 15,000 shares which may be purchased at $1.90 per share; (v) 15,000 shares which may be purchased at $1.40 per share; (vi) 25,000 shares which may be purchased at $1.14 per share; (vii) 87,500 shares which may be purchased at $1.13 per share; (viii) 193,750 shares which may be purchased at $1.15 per share; (ix) 30,468 shares which may be purchased at $.83 per share; (x) 18,750 shares which may be purchased at $.95 per share; (xi) 82,031 shares which may be purchased at $1.02 per share; (xii) 14,958 shares which may be purchased at $.87 per share; (xiii) 18,750 shares which may be purchased at $2.15 per share; (xiv) 123,750 shares which may be purchased at $1.76 per share; (xv) 13,125 shares which may be purchased at $1.40 per share; and (xvi) 9,300 shares which may be purchased at $1.02 per share under immediately exercisable options.

(4) Includes (i) 100,000 shares which may be purchased at $2.551 per share; (ii) 25,300 shares which may be purchased at $1.14 per share; (iii) 75,000 shares which may be purchased at $1.13 per share; (iv) 18,750 shares which may be purchased at $1.15 per share; (v) 20,312 shares which may be purchased at $.83 per share; (vi) 12,500 shares which may be purchased at $.95 per share; (vii) 54,687 shares which may be purchased at $1.02 per share; (viii) 9,374 shares which may be purchased at $.87 per share; (ix) 12,500 shares which may be purchased at $2.15 per share; (x) 82,500 shares which may be purchased at $1.76 per share; (xi) 12,189 shares which may be purchased at $1.40 per share; and (xii) 8,100 shares which may be purchased at $1.02 per share under immediately exercisable options. Also includes 1,926 Common Stock purchase warrants with an exercise price of $.87 per share.

(5) Includes (i) 10,000 shares which may be purchased at $1.30 per share; (ii) 6,250 shares which may be purchased at $1.13 per share; (iii) 9,375 shares which may be purchased at $1.15 per share; (iv) 6,250 shares which may be purchased at $.83 per share; (v) 6,125 shares which may be purchased at $.95 per share; (vi) 27,344 shares which may be purchased at $1.02 per share; (vii) 4,685 shares which may be purchased at $.87 per share; (viii) 6,250 shares which may be purchased at $2.15 per share; (ix) 41,250 shares which may be purchased at $1.76 per share; (x) 5,859 shares which may be purchased at $1.40 per share; and (xi) 6,500 shares which may be purchased at $1.02 per share under immediately exercisable options.

(6) Includes (i) 5,000 shares which may be purchased at $2.375 per share; (ii) 10,000 shares which may be purchased at $2.55 per share; (iii) 13,114 shares which may be purchased at $1.13 per share; (iv) 14,063 shares which may be purchased at $1.15 per share; (v) 14,063 shares which may be purchased at $.83 per share; (vi) 9,375 shares which may be purchased at $.95 per share; (vii) 41,015 shares which may be purchased at $1.02 per share; (viii) 4,687 shares which may be purchased at $.87 per share; (ix) 9,375 shares which may be purchased at $2.15 per share; (x) 61,875 shares which may be purchased at $1.76 per share; (xi) 8,673 shares which may be purchased at $1.40 per share; and (xii) 7,900 shares which may be purchased at $1.02 per share under immediately exercisable options.

(7) Includes (i) 15,000 shares which may be purchased at $2.551 per share; (ii) 20,000 shares which may be purchased at $1.14 per share (iii) 40,000 shares which may be purchased at $1.13 per share; (iv) 9,375 shares which may be purchased at $1.15 per share; (v) 10,155 shares which may be purchased at $.83 per share; (vi) 6,250 shares which may be purchased at $.95 per share; (vii) 27,344 shares which may be purchased at $1.02 per share; (viii) 4,685 shares which may be purchased at $.87 per share; (ix) 6,250 shares which may be purchased at $2.15 per share; (x) 51,250 shares which may be purchase at $1.76 per share; (xi) 7,782 shares which may be purchased at $1.40 per share; and (xii) 7,400 shares which may be purchased at $1.02 per share under immediately exercisable options. Also includes 6,420 Common Stock purchase warrants with an exercise price of $.89 per share.

(8) Includes (i) 5,000 shares which may be purchased at $.85 per share; (ii) 5,000 shares which may be purchased at $1.13 per share; (iii) 10,000 shares which may be purchased at $.95 per share; and (iv) 10,000 shares which may be purchased at $.94 per share under immediately exercisable options.

(9) Includes (i) 5,000 shares which may be purchased at $1.13 per share; (ii) 10,000 shares which may be purchased at $.95 per share; and (iii) 10,000 shares which may be purchased at $.94 per share under immediately exercisable options.

(10) Mr. Burr's share ownership excludes all shares of Common Stock beneficially owned by the Fleming Funds (as defined in footnote 13 below).

(11) Includes 20,000 shares which may be purchased at $.94 per share under immediately exercisable options.

(12) Includes 5,000 shares which may be purchased at $.85 per share under immediately exercisable options. Mr. Zech's share ownership excludes all shares of Common Stock beneficially owned by the Fleming Funds.

(13) Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., and their general partner, Fleming US Discovery Partners, L.P. and its general partner, Fleming US Discovery Partners LLC, collectively referred to as ("Fleming Funds") are affiliates. Fleming Funds' address is c/o JP Morgan Chase & Co., 1221 Avenue of the Americas, 39th Floor, New York, New York 10020, except for Fleming US Discovery Offshore Fund III, L.P. whose address is c/o Bank of Bermuda LTD., 6 Front Street, Hamilton HM11 Bermuda.

(14) Includes (i) 4,309 shares which may be purchased at $.85 per share; and (ii) 8,618 shares which may be purchased at $1.13 per share under immediately exercisable options. Also includes 44,296 Common Stock purchase warrants with an exercise price of $.87 per share, and 57,293 Common Stock purchase warrants with an exercise price of $1.21 per share.

(15) Includes (i) 691 shares which may be purchased at $.85 per share; and (ii) 1,382 shares which may be purchased at $1.13 per share under immediately exercisable options. Also includes 7,062 Common Stock purchase warrants with an exercise price of $.87 per share, and 9,141 Common Stock purchase warrants with an exercise price of $1.21 per share.

(16) Includes options to purchase 1,803,913 shares of Common Stock, and Common Stock purchase warrants to purchase 8,346 shares of Common Stock, owned by the directors and officers as a group. Excludes all shares beneficially owned by the Fleming Funds.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Not applicable.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

BDO Seidman, LLP has audited and reported upon the consolidated financial statements of the Company for Fiscal 2005 and has been selected by the Audit Committee of the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2006. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

In addition to retaining BDO Seidman, LLP to audit the Company's financial statements, the Company has engaged BDO Seidman, LLP from time to time to perform other services. The following sets forth the aggregate fees billed by BDO Seidman, LLP to the Companying connection with services rendered during the years ended December 31, 2005 and December 31, 2004.

Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2005 and December 31, 2004, the review of the financial statements included in the Company's Forms 10-QSB for 2005 and 2004 totaled $119,300 and $106,500, respectively.

Audit-Related Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements for the years ended December 31, 2005 and December 31, 2004 totaled $9,275 and $0.00, respectively.

Tax Fees. The Company did not utilize BDO Seidman, LLP for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2005 and December 31, 2004.

All Other Fees. The Company did not utilize BDO Seidman, LLP for products and services, other than the services described in the paragraph caption "Audit Fees above for the years ended December 31, 2005 and December 31, 2004.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO Seidman, LLP in 2005. Consistent with the Audit Committee's responsibility for engaging the Company's independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by BDO Seidman, LLP.

SHAREHOLDER PROPOSALS

Shareholders who wish to present proposals appropriate for consideration at the 2007 Annual Meeting of Shareholders, which the Company currently anticipates will be held in or about June 2007, must submit the proposal in proper form, and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than January 15, 2007 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

After the January 15, 2007 deadline, a shareholder may present a proposal at the Company's 2007Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than March 16, 2007. If timely submitted, the shareholder may present the proposal at the next Annual Meeting, but the Company's not obligated to include the proposal in its proxy statement.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2005 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.

COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANYAT THE FOLLOWING ADDRESS:

HUDSON TECHNOLOGIES, INC.

275 NORTH MIDDLETOWN ROAD

PEARL RIVER, NEW YORK 10965

ATTENTION: Stephen P. Mandracchia, Secretary

The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

By order of the Board

of Directors

/s/ Kevin J. Zugibe___________

Kevin J. Zugibe, P.E.

Chairman of the Board

October 12, 2006

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

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HUDSON TECHNOLOGIES, INC.

275 North Middletown Road

Pearl River, New York 10965

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 8, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") on Wednesday, November 8, 2006, at 10:00 AM, at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

(Continued and to be signed on reverse side)

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

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THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below ☐ WITHHOLD AUTHORITY

(except as marked to the contrary below). to vote for all nominees listed below.

Dominic J. Monetta, Kevin J. Zugibe

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are

held by joint tenants, both should sign. When signing as

attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized

person.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _____________________________ Signature______________________________ Date: _______, 2006

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.